DELAWARE GROUP GOVERNMENT FUND

Registration No. 811-04304
FORM N-SAR
Semiannual Period Ended January 31, 2014

SUB-ITEM 77I: Terms of new or amended securities

Delaware Emerging Markets Debt Fund (the ?Fund?) was launched on September 30, 2013. The Fund?s prospectus and statement of additional information are incorporated herein by reference to the 485BPOS, as filed with the Securities and Exchange Commission on September 27, 2013 (SEC Accession No. 0001206774-13-003422).

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e) Amendment No. 1 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Government Fund and Delaware Management Company, a series of Delaware Management Business Trust, dated August 30, 2013, attached as Exhibit.
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